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                                                                    Exhibit 99.3

            AMENDMENT AND WAIVER TO JULY 7, 1999 EMPLOYMENT AGREEMENT BETWEEN QUOTESMITH.COM, INC. AND ROBERT S. BLAND (12/15/03)

     Quotesmith.com, Inc. ("Company"), and Robert S. Bland ("Executive"), agrees that this Amendment and Waiver (this "Amendment") sets forth the complete agreement and understanding regarding the changes to Executive's Employment Agreement detailed herein.

     Whereas, the Company and Executive entered into an Employment Agreement (the "Agreement") as of July 7, 1999;

     Whereas pursuant to Section 1 of the Agreement, a "Change in Control" is deemed to occur in the event any person (as defined in paragraphs 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)-3 of the Exchange Act) of the securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote for the election of directors of the Company;

     Whereas, pursuant to a contemplated transaction (the "Zions Transaction") between the Company and Zions Bancorporation ("Zions"), Zions will purchase a certain number of securities of the Company such that Zions shall become the "beneficial owner" (as defined in Rule 13(d)-3 of the Exchange Act) of the securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote for the election of directors of the Company;

     Whereas, the Zions Transaction will result in a "Change in Control" as defined in Section 1 of the Agreement;

     Whereas, pursuant to Section 6(a) of the Agreement, Executive can terminate the Agreement for "Good Reason" and receive a payment equal to a multiple of twice Executive's Base Salary (as defined in the Agreement) in effect as the date of termination;

     Whereas Section 1 of the Agreement defines "Good Reason" to include a "Change in Control" of the Company;

     Whereas, under the original terms of the Agreement, the Zions Transaction would otherwise permit Executive to terminate the Agreement for Good Reason and receive a payment equal to a multiple of twice Executive's Base Salary in effect as of the date of such termination;

     Whereas, the Company cannot enter into the Zions Transaction without amending Executive's employment agreement;

     Therefore, for purposes of consummating the Zions Transaction and other good and valuable consideration, the receipt and sufficency of which is hereby acknowledged, Executive agrees to waive his right under Section 6(a) of the Agreement as follows:

     1. WAIVER. In accordance with Section 15 of the Agreement, Executive agrees to waive his right under Section 6(a) of the Agreement to unilaterally terminate the Agreement for "Good Reason" subject to a "Change in Control" for the Zions Transaction only. The Executive acknowledges and agrees that any additional purchases by Zions and/or its affiliates subsequent to the consummation of the Zions Transaction shall not constitute a Change of Control pursuant to clause (i) of the definition of Change of Control unless as a result of any such additional purchase, Zions would own, in the aggregate, greater than 50% of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote for the election of directors of the Company.

     2. VIOLATION OF AGREEMENT. If Executive or Company institutes any legal or equitable action claiming that the other party has breached this Amendment, the prevailing party in that legal or equitable action shall be entitled to recover from the other party all reasonable attorneys' fees and costs incurred by the prevailing party in connection with such action.

     3. SEVERABILITY. The provisions of this Amendment shall be severable and the invalidity of any provision shall not affect the validity of the other provisions; provided, however, that upon a finding by a court of competent jurisdiction that the waiver of Paragraph 1 above is illegal, void or unenforceable, Executive agrees, at Company's option, to execute promptly an Amendment and Waiver that is legal and enforceable to the same effect.

     4. GOVERNING LAW AND JURISDICTION. This Amendment shall be governed by and construed in accordance with laws and judicial decisions of the State of Illinois, without regard to its principles of conflicts of laws.

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     5.   KNOWING AND VOLUNTARY WAIVER. Executive acknowledges that:

      a. Executive has carefully read this Amendment and fully understands its meaning;
      b.  Executive was not coerced into signing this Amendment;
      c. Executive agrees to all the terms of this Amendment and is entering into it knowingly, voluntarily, and with full knowledge of its significance; and
      d. [The only consideration Executive is receiving for signing this Amendment is described herein, and no other promises or representations of any kind have been made by any person or entity to cause Executive to sign this Amendment.][What consideration is stated?]

     6. ENTIRE AGREEMENT. This Amendment contains the entire agreement and understanding between Executive and Company concerning the matters described herein. All terms of the Agreement not explicitly amended herein remain as stated in the original Agreement. The terms of this Amendment cannot be changed except in a subsequent document signed by both parties.

     EXECUTIVE                                COMPANY


       /s/ Robert S. Bland               By:    /s/ Richard C. Claahsen
     --------------------------------         ---------------------------------
     Executive Signature

     Robert S. Bland                          Richard C. Claahsen, JD LU
                                              Vice President, General Counsel


     Dated:  3/1/04                    Dated:  3/1/04
           --------------------------        ----------------------------------

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